Exhibit 10.11
                                 Amendment to
                Stock Issuance Agreement Dated January 19, 2000

     [Stockbroker Relations, Inc. of Colorado ("Consultant") and youticket.com inc. ("Company") are parties to a consulting agreement dated January 4, 2000 and a Stock Issuance Agreement dated January 19, 2000. Pursuant to these agreements, the Consultant would earn 500,000 shares for services previously performed to January 19, 2000 and 100,000 for each month of services to be performed by Consultant. Consultant has performed the services that it was obligated to perform after January 19, 2000, and the Company has agreed to issue 600,000 additional shares as final and full compensation for all the services under the above referenced agreements.


     The amendment is made the 11th day of April, 2000.

                                        youticket.com inc.


                                        By:_______________________
                                        Name: LeAnna Sidhu
                                        Title:   President

                                        Stockbroker Relations, Inc. of Colorado

                                        By:_______________________
                                        Name:
                                        Title: